Exhibit 99

For immediate release:	Contact: Andy McCormick
December 2, 2006	212-733-5469

In Interests of Patient Safety, Pfizer Stops All Torcetrapib Clinical Trials; Company Has Notified FDA and Is In The Process of Notifying All Clinical Investigators and Other Regulatory Authorities
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Decision Based on Recommendation Received Today Of Independent Data Safety Monitoring Board for ILLUMINATE Trial; Pfizer Will Discontinue Development of Compound
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Pfizer Reaffirms Financial Guidance into 2009
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Pfizer to Accelerate Timetable For Transformation of Operations; Will Invest in Diverse Range of Pipeline and External Opportunities

NEW YORK, December 2 -- Pfizer Inc said that in the interests of patient safety it is stopping all torcetrapib clinical trials and that it has informed the Food and Drug Administration. The Company is in the process of notifying all clinical investigators in the program as well as other regulatory authorities.

The Company was informed today that the independent Data Safety Monitoring Board (DSMB) monitoring the ILLUMINATE morbidity and mortality study for torcetrapib recommended terminating the study because of an imbalance of mortality and cardiovascular events.

The Company has terminated ILLUMINATE and is in the process of asking all clinical investigators conducting trials in this development program to inform patient participants to stop taking the study medication immediately. The Company has also ended the development program for this compound.

Dr. Philip Barter, Director of the Heart Research Institute in Australia and Chairman of the Steering Committee overseeing the ILLUMINATE study, said, “Based on all the evidence we have seen regarding torcetrapib and in light of prior study results, we were very surprised by the information received from the DSMB, the only body with access to the unblinded safety data. We believed that the study was coming along as expected, and this new information was totally unexpected and disappointing, given the potential benefits of this drug.”

Pfizer’s Chief Executive Officer Jeffrey B. Kindler said, “While the DSMB information we received today was both surprising and disappointing, our focus is on the best interests of patients and making sure all this information is communicated to appropriate medical and regulatory authorities as quickly as possible.

“With regard to our business, we understand the challenge that this represents and we will respond quickly and aggressively to it. It is important to put this information in the context of both our commitment to transform Pfizer and our overall product and financial strength,” Mr. Kindler added.

He emphasized three key points:

• First, Pfizer has a broad and diverse in-line and new product portfolio, as well as substantial operating and financial strength. Our financial guidance for 2006 is unchanged. As well, we continue to forecast revenues in 2007 and 2008 that are comparable to 2006, a return to revenue growth in 2009, and high single-digit average growth in adjusted diluted EPS(1) over the next two years. We will further enhance total returns to shareholders through dividends and share purchases.

• Second, Pfizer’s previously announced plan for transforming the company will now be accelerated. Pfizer will focus on its core research and development, manufacturing and commercial operations, as well as procurement and other areas, to improve efficiency and lower its costs as expeditiously as possible.

• Notwithstanding the acceleration of the Company’s transformation, Pfizer’s substantial financial strength will enable it to continue to invest in a wide range of pipeline opportunities across a diverse range of therapeutic areas, capitalizing on the largest pipeline in its history. It will bring forward these major new product opportunities as aggressively as possible. In addition, Pfizer will bring increased focus and emphasis to its business development and licensing efforts in order to identify new products and technologies that will supplement its pipeline. As a result, Pfizer continues to target the introduction of about six new products a year starting in 2010.

It is important to note that in the ILLUMINATE trial, Lipitor was used as a comparator for safety and efficacy. It is the most studied statin in reducing cardiovascular outcomes. “The only reason the study was stopped early was due to the torcetrapib data. The ILLUMINATE Steering Committee wants to reassure physicians and patients that nothing in today’s information has any impact on the safety or efficacy of Lipitor whatsoever,” said Dr. Barter.

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DISCLOSURE NOTICE: The information contained in this document and the attachment is as of December 2, 2006. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

This document and the attachment contain forward-looking information that involves substantial risks and uncertainties about the Company’s in-line products and product candidates, financial results and estimates, and business prospects. Among other things, this document and the attachment contains, in particular, forward-looking information that involves substantial risks and uncertainties about improvements in the Company’s research and development productivity and about various products in development and potential additional indications for various in-line products, including their potential benefits and, in certain cases, projections with respect to their advancement within the research and development pipeline, regulatory authority filing and approval dates and launch dates. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: the uncertainties inherent in research and development activities; decisions by regulatory authorities regarding whether and when to approve drug applications and supplemental drug applications that have been or may be filed for such products in development and for such additional indications for in-line products as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such products and such additional indications; the speed with which regulatory authorizations, pricing approvals and product launches may be achieved; competitive developments, including with respect to competitor drugs and drug candidates that treat diseases and conditions similar to those treated by our drugs and drug candidates; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trade buying patterns; the ability to meet generic and branded competition after the loss of patent protection for our products or competitor products; the impact of existing and future regulatory provisions on product exclusivity; trends toward managed care and health care cost containment; possible U.S. legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare, the importation of prescription drugs that are marketed outside the U.S. and sold at prices that are regulated by governments of various foreign countries, and the involuntary approval of prescription medicines for over-the-counter use; the potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; legislation or regulations in markets outside the U.S. affecting product pricing, reimbursement or access; contingencies related to actual or alleged environmental contamination; claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates; legal defense costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, ongoing efforts to explore various means for resolving asbestos litigation and other legal proceedings; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; interest rate and foreign currency exchange rate fluctuations; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; changes in generally accepted accounting principles; any changes in business, political and economic conditions due to the threat of future terrorist activity in the U. S. and other parts of the world, and related U. S. military action overseas; growth in costs and expenses; changes in our product, segment and geographic mix; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, including our ability to realize the projected benefits of our Adapting to Scale multi-year productivity initiative, including the benefits of the planned broadening of this initiative in 2007 and 2008, and the ability of the Company and Johnson & Johnson to satisfy the conditions to closing the sale of the Company’s Consumer Healthcare business, including receiving the required regulatory approvals A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in its reports on Forms 10-Q and 8-K.

This document includes discussion of certain clinical studies relating to various in-line products and product candidates. These studies typically are part of a larger body of clinical data relating to such products or product candidates, and the discussion in this webcast should be considered in the context of the larger body of data.

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(1)“Adjusted income” and “adjusted diluted earnings per share (EPS)” are defined as reported net income and reported diluted EPS excluding purchase-accounting adjustments, merger-related costs, discontinued operations, and certain significant items. As described under Adjusted Income in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer’s Form 10-Q for the quarterly period ended October 1, 2006, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors’ understanding of our performance in enhanced by disclosing this measure. The adjusted income and diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.